Exhibit 10.22

Novation Agreement	Perjanjian Novasi

This Novation Agreement (“Agreement”’) is made on 1 January 2022, by and between:	Perjanjian Novasi ini ("Perjanjian") dibuat di 1 Januari 2022, oleh dan antara:

1. PT Aviana Sinar Abadi, a limited liability company duly established under the laws of Indonesia and having its registered address at Jl. Alaydrus No. 66 BC Lt. 3 Petojo Utara, Gambir, Jakarta Barat, hereinafter referred to as the “Company”;	1. PT Aviana Sinar Abadi, suatu perseroan terbatas yang didirikan berdasarkan hukum negara Republik Indonesia dan beralamat di Jl. Alaydrus No. 66 BC Lt. 3 Petojo Utara, Gambir, Jakarta Barat, selanjutnya disebut sebagai "Perseroan";

2. PT Digi Asia Bios, a limited liability company duly established under the laws of Indonesia and having its registered address at Prudential Centre 5th Floor Unit F-G, Jl. Casablanca Raya Kav. 88, Menteng Dalam, Kec. Tebet, Daerah Khusus Ibukota Jakarta 12870; hereinafter referred to as the “Existing Party”; and	2. PT Digi Asia Bios, suatu perseroan terbatas yang didirikan berdasarkan hukum negara Republik Indonesia dan beralamat di Prudential Centre Lantai 5 Unit F-G, Jl. Casablanca Raya Kav. 88, Menteng Dalam, Kec. Tebet, Daerah Khusus Ibukota Jakarta 12870; selanjutnya disebut sebagai "Pihak Lama"; dan

3. PT Digital Distribusi Logistik Nusantara, a limited liability company duly established under the laws of Indonesia and having its registered address at Prudential Centre 5th Floor Unit F-G, Jl. Casablanca Raya Kav. 88, Menteng Dalam, Kec. Tebet, Daerah Khusus Ibukota Jakarta 12870; hereinafter referred to as the “New Party”;	3. PT Digital Distribusi Logistik Nusantara, suatu perseroan terbatas yang didirikan berdasarkan hukum negara Republik Indonesia dan beralamat di Prudential Centre Lantai 5 Unit F-G, Jl. Casablanca Raya Kav. 88, Menteng Dalam, Kec. Tebet, Daerah Khusus Ibukota Jakarta 12870; selanjutnya disebut sebagai "Pihak Baru";

The Existing Party, Company and New Party hereinafter shall be collectively referred to as the “Parties” and individually as the “Party”.	Pihak Lama, Perseroan dan Pihak Baru selanjutnya secara bersama-sama disebut sebagai "Para Pihak" dan secara sendiri-sendiri disebut sebagai "Pihak".

RECITALS:	BAHWA:

A. The Existing Party and the Company have entered into a technology cooperation agreement dated 2 June 2020 (“Tech Agreement”), a copy of which is annexed hereto as Annexure A.	A. Pihak Lama dan Perseroan telah menandatangani perjanjian kerjasama teknologi tertanggal 2 Juni 2020 ("Perjanjian Teknologi"), yang salinannya terlampir dalam Perjanjian ini sebagai Lampiran A.

B. Pursuant to the terms of the Tech Agreement, the Existing Party has serviced the Company for the provision of technology as contemplated therein;	B. Sesuai dengan ketentuan-ketentuan dalam Perjanjian Teknologi, Pihak Lama telah memberikan pelayanan kepada Perseroan untuk penyediaan teknologi sebagaimana dimaksud di dalamnya;

C. The Parties agree that the New Party shall replace the Existing Party with the New Party for the provision of technology;	C. Para Pihak setuju bahwa Pihak Baru akan menggantikan Pihak Lama dengan Pihak Baru untuk penyediaan teknologi;

D. The Parties intend that this Agreement serves as a novation of the Tech Agreement with the New Party becoming party to the Tech Agreement in the capacity of the Existing Party.	D. Para Pihak bermaksud bahwa Perjanjian ini berfungsi sebagai novasi dari Perjanjian Teknologi dengan Pihak Baru menjadi pihak dalam Perjanjian Teknologi dalam kapasitas Pihak Lama.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants, premises, provisions and agreements contained herein, the Parties agree as follows:	OLEH KARENA ITU, dengan mempertimbangkan hal-hal tersebut di atas dan perjanjian-perjanjian, premis-premis, ketentuan-ketentuan dan kesepakatan-kesepakatan yang terkandung di dalam Perjanjian ini, Para Pihak sepakat sebagai berikut:

1. NOVATION	1. NOVASI

1.1. In consideration for the assignment of rights under the Tech Agreement from the Existing Party to the New Party and the other covenants on the part of the Parties contained herein, the Parties agree that on the date of this Agreement (the "Effective Date"), subject to the prevailing laws:	1.1. Sebagai pertimbangan atas pengalihan hak-hak berdasarkan Perjanjian Teknologi dari Pihak Lama kepada Pihak Baru dan perjanjian-perjanjian lain dari Para Pihak yang tercantum di sini, Para Pihak sepakat bahwa pada tanggal Perjanjian ini ("Tanggal Efektif"), dengan tunduk pada hukum yang berlaku:

a. the Existing Party hereby transfers all its rights, estate, title, interests, benefits and remedies ("Rights and Obligations") in and to, and obligations under, the Tech Agreement to the New Party arising on and from the Effective Date and the New Party hereby unconditionally assumes all of the Rights and Obligations in and to, the Tech Agreement and agrees to perform all of the obligations of the Existing Party under the Tech Agreement as amended and novated by this Agreement and be bound by the provisions of the Tech Agreement as amended and novated by this Agreement in every respect as if the New Party had been named as a party to the Tech Agreement in the capacity of the technology provider in lieu of the Existing Party and the term “DAB” under the Tech Agreement shall be construed accordingly;	a. Pihak Lama dengan ini mengalihkan semua hak, harta, hak milik, kepentingan, manfaat, dan upaya hukumnya ("Hak dan Kewajiban") di dalam dan terhadap, serta kewajiban-kewajiban di bawah, Perjanjian Teknologi kepada Pihak Baru yang timbul pada dan sejak Tanggal Berlaku Efektif, dan Pihak Baru dengan ini mengasumsikan tanpa syarat semua Hak dan Kewajiban di dalam dan terhadap, Perjanjian Teknologi dan setuju untuk melaksanakan seluruh kewajiban Pihak Lama berdasarkan Perjanjian Teknologi sebagaimana telah diubah dan diperbaharui oleh Perjanjian ini dan terikat oleh ketentuan-ketentuan Perjanjian Teknologi sebagaimana telah diubah dan diperbaharui oleh Perjanjian ini dalam segala hal seolah-olah Pihak Baru telah ditunjuk sebagai pihak dalam Perjanjian Teknologi dalam kapasitas sebagai penyedia teknologi sebagai pengganti Pihak Lama dan istilah "DAB" dalam Perjanjian Teknologi harus ditafsirkan sesuai dengan hal tersebut;

b. the Company accepts and consents to the transfer of the Existing Party’s Rights and Obligations in Tech Agreement to the New Party as set out in paragraph (a) above, and accepts the Rights and Obligations of the New Party under the Tech Agreement as amended and novated by this Agreement, and agrees to be bound by the terms of the Tech Agreement as amended and novated by this Agreement in every respect as if The New Party had been named as a party to the Tech Agreement in the capacity of the technology provider in lieu of the Existing Party; and	b. Perseroan menerima dan menyetujui pengalihan Hak dan Kewajiban Pihak Lama dalam Perjanjian Teknologi kepada Pihak Baru sebagaimana diatur dalam ayat (a) di atas, dan menerima Hak dan Kewajiban Pihak Baru berdasarkan Perjanjian Teknologi sebagaimana telah diubah dan diperbaharui oleh Perjanjian ini, dan setuju untuk terikat oleh ketentuan-ketentuan Perjanjian Teknologi sebagaimana telah diubah dan diperbaharui oleh Perjanjian ini dalam segala hal seolah-olah Pihak Baru telah disebutkan sebagai pihak dalam Perjanjian Teknologi dalam kapasitas sebagai penyedia teknologi sebagai pengganti Pihak Lama; dan

c. each of the Existing Party and the Company hereby releases and discharges each other from all obligations, claims and demands whatsoever under or in respect of the Tech Agreement and from further performance of the Tech Agreement.	c. masing-masing Pihak Lama dan Perusahaan dengan ini membebaskan dan melepaskan satu sama lain dari semua kewajiban, klaim dan tuntutan apapun berdasarkan atau sehubungan dengan Perjanjian Teknologi dan dari pelaksanaan lebih lanjut dari Perjanjian Teknologi.

1.2. The Parties agree that all the terms and conditions of the Tech Agreement shall be read mutatis mutandis with this Agreement and the Tech Agreement, consequently, shall be amended and novated by this Agreement from the Effective Date.	1.2. Para Pihak sepakat bahwa seluruh syarat dan ketentuan Perjanjian Teknologi harus dibaca secara mutatis mutandis dengan Perjanjian ini dan Perjanjian Teknologi, sebagai konsekuensinya, akan diubah dan diperbaharui oleh Perjanjian ini sejak Tanggal Berlaku.

2. REPRESENTATIONS AND WARRANTIES	2. PERNYATAAN DAN JAMINAN

Each Party represents, warrants and covenants to the other Party that:	Masing-masing Pihak menyatakan, menjamin dan berjanji kepada Pihak lainnya bahwa:

a. It agrees to and acknowledges the novation as envisaged herein;	a. menyetujui dan mengakui novasi sebagaimana dimaksud dalam Perjanjian ini;

b. it has full corporate power and authority to execute, deliver and perform this Agreement;	b. memiliki kuasa dan wewenang penuh secara korporat untuk menandatangani, menyerahkan dan melaksanakan Perjanjian ini;

c. the execution of this Agreement and the performance of its obligations under this Agreement and the implementation of the terms and conditions contemplated hereby do not constitute a breach of any agreement, arrangement or understanding, oral or written, entered into by it with any third party; and	c. pelaksanaan Perjanjian ini dan pelaksanaan kewajibannya berdasarkan Perjanjian ini dan pelaksanaan syarat dan ketentuan sebagaimana dimaksud dalam Perjanjian ini bukan merupakan pelanggaran terhadap perjanjian, pengaturan atau kesepahaman, baik secara lisan maupun tertulis, yang dibuat olehnya dengan pihak ketiga manapun; dan

d. the execution of this Agreement and the performance of its obligations under this Agreement and the implementations of the terms and conditions contemplated hereby does not violate any statute, regulation, rule, order, decree, injunction or other restriction of any governmental agency or Court or any regulatory authority to which it is subject or any of the provisions of its constitutional documents.	d. pelaksanaan Perjanjian ini dan pelaksanaan kewajibannya berdasarkan Perjanjian ini dan pelaksanaan syarat dan ketentuan yang disebutkan dalam Perjanjian ini tidak melanggar undang-undang, peraturan, aturan, perintah, keputusan, perintah, perintah atau pembatasan lain dari lembaga pemerintah atau Pengadilan atau otoritas pengatur apa pun yang tunduk padanya atau ketentuan apa pun dalam dokumen konstitusionalnya.

3. NOTICES	3. PEMBERITAHUAN

a.     All notices, requests and other communications ("Notices") to be given by each Party based on, or in connection with, this Agreement must be in written form and signed by or on behalf of the Party that gave them. Notices will be deemed to have been given only if delivered in person or by facsimile or by prepaid post or sent by e-mail in accordance with the provisions in paragraph (b) below, to the Parties at the address listed below:

a. Semua pemberitahuan, permintaan dan komunikasi lainnya ("Pemberitahuan") yang akan diberikan oleh masing-masing Pihak berdasarkan, atau sehubungan dengan, Perjanjian ini harus dalam bentuk tertulis dan ditandatangani oleh atau atas nama Pihak yang memberikannya. Pemberitahuan akan dianggap telah diberikan hanya apabila disampaikan secara langsung atau melalui faksimili atau melalui pos prabayar atau dikirimkan melalui email sesuai dengan ketentuan dalam ayat (b) di bawah ini, kepada Para Pihak di alamat yang tercantum di bawah ini:

If to Existing Party:	Apabila ke Pihak Lama

PT DIGI ASIA BIOS

Address	: Prudential Centre 5th Floor Unit F-G, Jl. Casablanca Raya Kav. 88,

  Menteng Dalam, Kec. Tebet, Daerah Khusus Ibukota Jakarta 12870

Email	: [Redacted]
U.P.	:

If to the Company:	Apabila ke Perseroan:

PT AVIANA SINAR ABADI

Address	: Jl. Alaydrus No. 66 BC Lt. 3 Petojo Utara Gambir Jakarta Pusat
Email	: [Redacted
U.P.	:

If to The New Party:	Apabila ke Pihak Baru

PT DIGITAL DISTRIBUSI LOGISTIK NUSANTARA

Address	: Prudential Centre 5th Floor Unit F-G, Jl. Casablanca Raya Kav. 88,

  Menteng Dalam, Kec. Tebet, Daerah Khusus Ibukota Jakarta 12870

U.P.	: Anggoro Prajesta

b.     All Notices will: (i) if delivered personally to the address above, be deemed to have been given at the time of delivery, (ii) if delivered by fax to the facsimile number provided above, be deemed to have been given at the time of receipt, (iii) if sent by postal mail in the manner described above to the address provided above, be deemed to have been delivered five (5) days after it is posted, and (iv) if sent by e-mail with a confirmation report again stating that the recipient has received electronic mail, deemed to have been delivered on the same day of sending (in any case regardless of whether the Notice was received by another person to whom the copy of the Notice will be sent to the address).

b. Semua Pemberitahuan akan: (i) jika dikirimkan secara langsung ke alamat di atas, dianggap telah diberikan pada saat pengiriman, (ii) jika dikirimkan melalui faksimili ke nomor faksimili yang diberikan di atas, dianggap telah diberikan pada saat diterimanya, (iii) jika dikirimkan melalui pos dengan cara yang diuraikan di atas ke alamat yang diberikan di atas, dianggap telah dikirimkan lima (5) hari setelah dikirimkan, dan (iv) jika dikirimkan melalui surat elektronik (e-mail) dengan laporan konfirmasi lagi yang menyatakan bahwa penerima telah menerima surat elektronik, dianggap telah dikirimkan pada hari yang sama dengan hari pengiriman (dalam hal apa pun tanpa memperhatikan apakah Pemberitahuan tersebut diterima oleh orang lain yang kepadanya salinan Pemberitahuan tersebut akan dikirimkan ke alamat tersebut).

4. GOVERNING LAW AND DISPUTE RESOLUTION	4. HUKUM YANG BERLAKU DAN PENYELESAIAN SENGKETA

Notwithstanding anything including the principles of conflict of law, the Parties agree that for the purposes of this Agreement, the governing law and dispute resolution process shall be as follows:	Tanpa mengesampingkan apapun termasuk prinsip-prinsip pertentangan hukum, Para Pihak setuju bahwa untuk tujuan Perjanjian ini, hukum yang mengatur dan proses penyelesaian perselisihan adalah sebagai berikut:

4.1. For the purpose of this clause the Existing Party shall be referred as “Party 1” and the Company and The New Party shall be referred as “Party 2’’;	4.1. Untuk tujuan klausul ini, Pihak Lama akan disebut sebagai "Pihak 1" dan Perusahaan dan Pihak Baru akan disebut sebagai "Pihak 2";

4.2. This Agreement shall be governed by the laws of Indonesia;	4.2. Perjanjian ini akan diatur oleh hukum Indonesia;

4.3. If a dispute arises in connection with or relating to this Agreement, then Party 1 and Party 2 shall first attempt to resolve such dispute through good faith negotiation. If such disputes cannot be so resolved within thirty (30) days then either Party 1 or Party 2 may refer the dispute to a binding arbitration by serving written notice of its intention to arbitrate the dispute with the other party. The arbitration shall be conducted by a single arbitrator in accordance with the Rules of Indonesian National Arbitration Board (Badan Arbitrase Nasional Indonesia) in accordance with the procedural rules of the Indonesian National Arbitration Board in force on the date when the notice of arbitration is submitted in accordance with those procedural rules. The seat of arbitration shall be in Jakarta.	4.3. Apabila timbul perselisihan sehubungan dengan atau terkait dengan Perjanjian ini, maka Pihak 1 dan Pihak 2 harus terlebih dahulu berusaha untuk menyelesaikan perselisihan tersebut melalui negosiasi dengan itikad baik. Apabila sengketa tersebut tidak dapat diselesaikan dalam waktu tiga puluh (30) hari, maka Pihak 1 atau Pihak 2 dapat merujuk sengketa tersebut ke arbitrase yang mengikat dengan menyampaikan pemberitahuan tertulis mengenai niatnya untuk melakukan arbitrase kepada pihak lainnya. Arbitrase akan dilaksanakan oleh seorang arbiter tunggal sesuai dengan Peraturan Badan Arbitrase Nasional Indonesia sesuai dengan peraturan prosedural Badan Arbitrase Nasional Indonesia yang berlaku pada tanggal pemberitahuan arbitrase disampaikan sesuai dengan peraturan prosedural tersebut. Tempat kedudukan arbitrase adalah di Jakarta.

4.4. The arbitral award will include a determination as to which party must pay the costs of the arbitration, provided in the absence of such determination each party must bear its own expenses relating to the arbitration, including legal fees and production of witnesses and evidences.	4.4. Putusan arbitrase akan mencakup penentuan pihak mana yang harus membayar biaya arbitrase, dengan ketentuan apabila tidak ada penentuan tersebut, masing-masing pihak harus menanggung sendiri biaya-biaya yang berkaitan dengan arbitrase, termasuk biaya hukum dan biaya saksi dan bukti-bukti.

5. OTHERS	5. LAIN-LAIN

5.1. Cost and Expenses. Each Party will bear all of its costs and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement, including any tax imposed on it in accordance with the applicable tax laws relating to the transactions specified in this Agreement.	5.1. Biaya dan Pengeluaran. Masing-masing Pihak akan menanggung semua biaya dan pengeluarannya sehubungan dengan negosiasi, persiapan, pelaksanaan dan implementasi Perjanjian ini, termasuk setiap pajak yang dikenakan kepadanya sesuai dengan hukum pajak yang berlaku sehubungan dengan transaksi-transaksi yang ditentukan dalam Perjanjian ini.

5.2. Waiver. No failure or delay by either Party in exercising any of its rights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise of such rights.	5.2. Pengesampingan. Tidak ada kegagalan atau keterlambatan oleh salah satu Pihak dalam melaksanakan hak-haknya berdasarkan Perjanjian ini yang dapat dianggap sebagai pengesampingan, dan tidak ada satu atau sebagian pelaksanaan yang menghalangi pelaksanaan hak-hak lainnya atau lebih lanjut.

5.3. Severability. Any provisions in this Agreement that become invalid, illegal or unenforceable in a jurisdiction will, in that jurisdiction, not be valid insofar as they relate to the invalidity, illegality or invalidity without affecting the validity, legality and enforceability of other provisions in this Agreement, and the invalidity of certain provisions in certain jurisdictions will not invalidate these provisions in other jurisdictions.	5.3. Keterpisahan. Setiap ketentuan dalam Perjanjian ini yang menjadi tidak sah, ilegal, atau tidak dapat diberlakukan di suatu yurisdiksi, dalam yurisdiksi tersebut, tidak akan berlaku sejauh terkait dengan ketidakabsahan, ketidaklegalitasan, atau ketidakberlakuan tersebut tanpa memengaruhi keabsahan, legalitas, dan keberlakuan ketentuan lainnya dalam Perjanjian ini, dan ketidakabsahan ketentuan tertentu di yurisdiksi tertentu tidak akan membatalkan ketentuan tersebut di yurisdiksi lainnya.

5.4. Assignment. This Agreement shall not be assignable by any Party, whether by agreement or operation of law or otherwise, without the express prior written consent of the other Party.	5.4. Pengalihan. Perjanjian ini tidak dapat dialihkan oleh Pihak manapun, baik melalui perjanjian atau pelaksanaan hukum atau lainnya, tanpa persetujuan tertulis sebelumnya dari Pihak lainnya.

5.5. Variation. No variation of this Agreement shall be effective unless in writing by or on behalf of each Party.	5.5. Variasi. Tidak ada variasi dari Perjanjian ini yang akan berlaku kecuali secara tertulis oleh atau atas nama masing-masing Pihak.

5.6. Counterparts. This Agreement may be executed by the Parties in one or more counterparts, all of which taken together shall constitute one and the same Agreement. This Agreement can be executed by electronic signatures or handwritten signatures by either Party. If a Party executes this Agreement by electronic signature, such electronic signature shall be deemed as original signatures of the relevant Party. The Parties agree that electronic signatures shall be having the same legal effect as handwritten signatures. In the event that electronic signature is error or does not apply based on laws or regulations, the Parties will immediately and in good faith take all necessary actions and efforts to ensure the effectiveness of the Agreement, including sign the Agreement manually. In connection with the electronic signing, each Party in good faith agrees not to do the following (and will not allow or assist any party) in any way and/ or in forums in any jurisdiction: (i) oppose the validity of , or file or propose objections to, the Agreements or the transactions intended in the Agreement; (ii) defend the failure of implementation of the Agreement, or their violation to carry out their obligation under the Agreement; and / or (iii) declare, file, claim and / or sue that the Agreement (a) are contrary to government policy, and / or (b) are not legal, applicable and binding obligations, and may be applied to it based on the prevailing regulations	5.6. Salinan. Perjanjian ini dapat dilaksanakan oleh Para Pihak dalam satu atau lebih dokumen tandingan, yang kesemuanya secara bersama-sama merupakan satu Perjanjian yang sama. Perjanjian ini dapat ditandatangani dengan tanda tangan elektronik atau tanda tangan tulisan tangan oleh salah satu Pihak. Apabila suatu Pihak menandatangani Perjanjian ini dengan tanda tangan elektronik, tanda tangan elektronik tersebut akan dianggap sebagai tanda tangan asli dari Pihak yang bersangkutan. Para Pihak setuju bahwa tanda tangan elektronik akan memiliki efek hukum yang sama dengan tanda tangan tulisan tangan. Dalam hal terdapat kesalahan atau tidak berlaku berdasarkan peraturan perundang-undangan, Para Pihak akan segera dan dengan itikad baik mengambil semua tindakan dan upaya yang diperlukan untuk memastikan keefektifan Perjanjian, termasuk menandatangani Perjanjian secara manual. Sehubungan dengan penandatanganan secara elektronik, masing-masing Pihak dengan itikad baik setuju untuk tidak melakukan hal-hal berikut ini (dan tidak akan mengizinkan atau membantu pihak manapun) dengan cara apapun dan/atau dalam forum-forum di yurisdiksi manapun (i) menentang keabsahan, atau mengajukan atau mengajukan keberatan atas, Perjanjian atau transaksi yang dimaksudkan dalam Perjanjian; (ii) membela kegagalan pelaksanaan Perjanjian, atau pelanggarannya untuk melaksanakan kewajibannya berdasarkan Perjanjian; dan/atau (iii) menyatakan, mengajukan, mengklaim dan/atau menuntut bahwa Perjanjian (a) bertentangan dengan kebijakan pemerintah, dan/atau (b) bukan merupakan kewajiban yang sah, berlaku dan mengikat, dan dapat diterapkan terhadapnya berdasarkan ketentuan yang berlaku

SIGNED AND DELIVERED BY/DITANDATANGANI DAN DISERAHKAN OLEH	SIGNED AND DELIVERED BY/ DITANDATANGANI DAN DISERAHKAN OLEH
PT DIGI ASIA BIOS	PT AVIANA SINAR ABADI

Name/Nama:	Name/Nama:
Designation/Jabatan:	Designation/Jabatan:

SIGNED AND DELIVERED BY/DITANDATANGANI DAN DISERAHKAN OLEH
PT DIGITAL DISTRIBUSI LOGISTIK NUSANTARA

Name/Nama:
Designation/Jabatan:

ANNEXURE A/LAMPIRAN A

EXECUTED TECH COOPERATION AGREEMENT/PERJANJIAN KERJASAMA TEKNOLOGI YANG TELAH DITANDATANGANI